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                                                              Exhibit 5.1




                                                         October 25, 2000

Board of Directors
Ives Health Company, Inc
817 North J.M. Davis Blvd.
Claremore, OK 74017


         Re: Ives Health Company, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

         We refer to the Registration Statement on Form SB-2 (the Registration Statement) filed by Ives Health Company, Inc (the "Company") under the Securities Act of 1933, as amended. The Registration Statement covers up to 4,571,429 shares of common stock $.001 par value (the "Common Stock") offered by the Company.

         In our opinion the shares of Common Stock of the Company included in the Registration Statement will, when sold as contemplated therein, be duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to be named, and to the use of this opinion, in the above-referenced Registration Statement.


                                                             Very truly yours,



                                                             Bondy & Schloss LLP